UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2006

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

300 Airport Road, South St. Paul, MN		55075-3541
(Address of principal executive offices)		(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 3, 2006, Ballistic Recovery Systems, Inc. (“BRS”) and Cirrus Design Corporation (“Cirrus”) entered into an Amendment to Purchase and Supply Agreement (the “Amendment”).  The Amendment amends certain sections of the Purchase and Supply Agreement between the parties dated September 17, 1999 as follows:

(a)           Term – The Term of the Agreement was extended to July 1, 2007 with an automatic renewal of 18 months until such time as either party gives the other party notice of termination which such notice shall be given 18 months in advance of termination.

(b)           Insurance and Indemnification – Cirrus agreed to maintain products liability insurance on the CAPS system, the parachute system whose components are directly or indirectly supplied by BRS.  Additionally, Cirrus agreed to indemnify BRS, except in certain limited circumstances, for all related product liability claims involving the CAPS system except claims for economic losses for damage or injury related solely to the aircraft.

(c)           Exclusively for 3,600 pound system – BRS also agreed to provide Cirrus limited exclusivity for a 3,600 pound CAPS system for a 12 month period beginning the date Cirrus introduces an airplane to the market that contains the 3,600 pound CAPS system.

(d)           Pricing – The parties agreed to amended pricing terms.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits

The following exhibits are attached hereto and incorporated herein by reference:

99.1 Press Release dated February 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.
(REGISTRANT)

Date: February 8, 2006	By:	/s/ Larry Williams
	Name:	Larry Williams
	Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

99.1 Press Release dated February 3, 2006.